EXHIBIT 10.1
AMENDMENT TO THE
HILLENBRAND INDUSTRIES, INC.
STOCK INCENTIVE PLAN
W I T N E S S E T H
     WHEREAS, Hillenbrand Industries, Inc. (the “Company”) presently maintains the Hillenbrand Industries, Inc. Stock Incentive Plan (the “Plan”); and
     WHEREAS, the Company, pursuant to Section 16.1 of the Plan, has the right to amend the Plan from time to time, subject to certain limitations; and
     WHEREAS, in an effort to insure the best “accounting impact to the Company” as set forth in Section 4.4 of the Plan, the Company desires to amend the Plan.
     NOW THEREFORE, the Plan is hereby amended in the following manner:
     1. Effective as of the date hereof, the first paragraph of Section 4.4 is hereby amended to read as follows:
4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, other than the separation of the Company’s health care and death care businesses into two separately traded public companies, as contemplated and preliminarily approved by the Corporation’s Board of Directors, regardless of the form of the transaction or series of related transactions used to effect the bifurcation, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

     IN WITNESS WHEREOF, the Board of Directors of the Company has adopted and approved this Amendment to the Hillenbrand Industries, Inc. Stock Incentive Plan on the 12th day of July, 2007.

HILLENBRAND INDUSTRIES, INC.

By:

Name:	Patrick de Maynadier
Title:	Vice President